UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2013

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

American Realty Capital Healthcare Trust, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on June 4, 2013. At the annual meeting, the stockholders voted on (i) the election of Nicholas S. Schorsch, William M. Kahane, Leslie D. Michelson, Walter P. Lomax, Jr. and Robert H. Burns to the Company’s Board of Directors for one-year terms until the 2014 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified, and (ii) the approval of amendments to the Company’s charter.

At the time of the annual meeting, a quorum was not established. As a result, the board adjourned the meeting to permit additional time to solicit stockholder votes on the election of directors and the meeting reconvened on June 24, 2013 at 12:20 p.m., at the Company’s offices at 405 Park Avenue, New York, New York 10022.

The stockholders elected all five nominees for director and approved amendments to the Company’s charter.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
Nicholas S. Schorsch	84,372,070	410,395	4,151,314
William M. Kahane	84,271,633	452,170	4,209,976
Leslie D. Michelson	84,344,243	381,927	4,207,609
Walter P. Lomax, Jr.	84,120,875	581,646	4,231,258
Robert H. Burns	84,128,951	561,082	4,243,746

Proposal No. 2 — Amendments to the Company’s Charter:

Votes For	Votes Against	Abstentions
82,238,564	1,294,794	5,400,421

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: June 24, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors